EXHIBIT 21.01

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

     The Registrant's subsidiaries as of January 2, 2021 and the state or country in which each is incorporated or organized are as follows:

Applied Wave Research Limited	United Kingdom
AWR-APLAC Oy	Finland
AWR Japan KK	Japan
AWR LLC	Delaware, U.S.A.
Beijing Cadence Information Technology Co., Ltd.	People's Republic of China
Cadence Design (Israel) II, Ltd.	Israel
Cadence Design Systems (Canada) Limited	Canada
Cadence Design Systems (Cyprus) Limited	Cyprus
Cadence Design Systems (India) Private Limited	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Ltd.	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Taiwan) B.V.	The Netherlands
Cadence Design Systems A.B.	Sweden
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems do Brasil Microeletronica Ltda.	Brazil
Cadence Design Systems GmbH	Germany
Cadence Design Systems I B.V.	The Netherlands
Cadence Design Systems Kft.	Hungary
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems Management (Shanghai) Co., Ltd.	People's Republic of China
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Global Holdings, Inc.	Delaware, U.S.A.
Cadence Group Unlimited Company	Ireland
Cadence International Ltd.	Ireland
Cadence Korea Ltd.	Korea
Cadence Taiwan, Inc.	Republic of China (Taiwan)
Cadence Technology Limited	Ireland
Cadence U.S., Inc.	Delaware, U.S.A.
Castlewilder Global Unlimited Company	Ireland
Castlwilder Unlimited Company	Ireland
Denali Software Kabushiki Kaisha	Japan
Denali Software, LLC	California, U.S.A.
Gardenia MJM II	Mauritius
Jasper Design Automation, LLC	California, U.S.A.
Jasper Holdings Ltd.	Cayman Islands
Nanjing Kai Ding Electronics Technology Co., Ltd.	China
Rocketick Inc.	Delaware, U.S.A.
Shanghai Cadence Electronics Technology Co., Ltd.	People's Republic of China

Tensilica, LLC	Delaware, U.S.A.
Tundra Holdings, Inc.	Delaware, U.S.A.